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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT



NAME                                                          JURISDICTION OF FORMATION
----                                                          -------------------------
Crown Media International, Inc.                               Delaware

Crown Media United States, LLC                                Delaware

Crown Media Distribution, LLC                                 Delaware

Crown Media Trust                                             Delaware

Crown Entertainment Limited                                   England and Wales

Crown Media International (Singapore) Inc.                    Delaware

Crown Media International (HK) Limited                        Hong Kong

HEN LLC                                                       Delaware

HEN (L) Ltd.                                                  Labuan, Malaysia

HM Holdings of Delaware LLC                                   Delaware

HM Intermediary LLC                                           Delaware

Hallmark India Private, Limited                               India

Citi TeeVee, LLC                                              Delaware

Doone City Pictures, LLC                                      Delaware